UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2014 (July 10, 2014)

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2550 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 519-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 10, 2014, Crestwood Midstream Partners LP (the “Partnership”) and Crestwood Midstream GP LLC (the “General Partner”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC (each, a “Manager” and collectively, the “Managers”). Pursuant to the terms of the Distribution Agreement, the Partnership may sell from time to time through the Managers, as the Partnership’s sales agents, the Partnership’s common units representing limited partner interests having an aggregate offering price of up to $300,000,000 (the “Units”). Sales of the Units, if any, will be made by means of ordinary brokers’ transactions, to or through a market maker or directly on or through an electronic communication network, a “dark pool” or any similar market venue, or as otherwise agreed by the Partnership and one or more of the Managers. The Units will be issued pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-194778).

Certain of the Managers and their respective affiliates have provided, and may in the future provide, various financial advisory, sales and trading, commercial and investment banking and other financial and non-financial activities and services to the Partnership and its affiliates, for which they received or will receive customary fees and expenses. In addition, affiliates of certain of the Managers are lenders under the Partnership’s revolving credit facility.

The summary of the Distribution Agreement in this report does not purport to be complete and is qualified by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01. Other Events.

On June 17, 2014, we agreed to sell up to $500 million of our Class A preferred units in a privately negotiated transaction. We issued 11,952,191 Class A preferred units on June 17, 2014 for a cash purchase price of $25.10 per Class A preferred unit and may issue up to an additional $200 million of Class A preferred units on one or more dates prior to September 30, 2015. In connection with the issuance of our Class A preferred units, we are providing updated disclosure below for the “Description of the Class A Preferred Units,” “Provisions of Our Partnership Agreement Relating to Cash Distributions” and “Our Partnership Agreement.”

DESCRIPTION OF THE CLASS A PREFERRED UNITS

General

The Class A preferred units represent a separate class of our limited partnership interests. As of July 8, 2014, there were 11,952,191 Class A preferred units outstanding. On June 17, 2014, the selling unitholders listed in this prospectus agreed to purchase 19,920,319 Class A preferred units at the price of $25.10 per Class A preferred unit (the “Unit Purchase Price”), which consists of 11,952,191 Class A preferred units issued on June 17, 2014 and up to an additional 7,968,128 Class A preferred units that the selling unitholders are required to purchase from us upon our call for purchase on one or more dates prior to September 30, 2015. There are no conditions within the selling unitholders’ control with respect to their obligation to purchase such additional Class A preferred units from us.

Distributions

The Class A preferred units are entitled to a cumulative distribution (the “Class A Preferred Distribution”) of $0.5804 per quarter, subject to certain adjustments (the “Class A Distribution Amount”) described in Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement Amendment”). For each of the first 12 quarters following the quarter ended June 30, 2014 (the “Initial Distribution Period”), the Class A Preferred Distribution shall be paid, in the sole discretion of our general partner, in additional Class A preferred units, in cash, or in a combination of additional Class A preferred units and cash. In the event that our general partner elects to pay the Class A Preferred Distribution in additional Class A preferred units for each quarter in the Initial Distribution Period, we estimate that we will issue up to an additional 6,378,757 Class A preferred units to the selling unitholders.

After the Initial Distribution Period, each Class A Preferred Distribution shall be paid in cash at the Class A Preferred Distribution Amount unless, subject to certain exceptions, (i) there is no distribution being paid on Parity Securities and Junior Securities (including the common units) (each as defined in the Partnership Agreement Amendment) and (ii) the Partnership’s Available Cash (as defined in our partnership agreement), excluding any deductions to provide funds for distributions of Available Cash to our common unitholders and the holder of our incentive distribution rights in respect of any one or more of the next four quarters, is insufficient to pay the Class A Preferred Distribution. If we fail to pay the Class A Preferred Distribution in full in cash for any quarter after the Initial Distribution Period, then until such time as all accrued and unpaid Class A Preferred Distributions are paid in full in cash (i) the Class A Distribution Amount will increase to $0.7059 per quarter, (ii) we will not be permitted to declare or make (a) any distributions in respect of any Junior Securities (including the common units) and (b) subject to certain exceptions, any distributions in respect of any Parity Securities, and (iii) certain Class A preferred unitholders shall receive the board designation rights described below.

If we fail to pay in full any Class A Preferred Distribution, the amount of such unpaid distribution will accrue and accumulate from the last day of the quarter for which such distribution is due until paid in full. Any accrued and unpaid distributions will increase at a rate of 2.8125% per quarter.

Conversion

One or more Class A preferred unitholders may elect, each in its own discretion, (i) at any time following June 17, 2017, to convert all or any portion of the Class A preferred units held by such Class A preferred unitholders, in an aggregate amount equaling or exceeding the Minimum Conversion Amount (as defined in the Partnership Agreement Amendment), into common units, at the then applicable Conversion Ratio (as defined in the Partnership Agreement Amendment), subject to the payment of any accrued but unpaid distributions to the date of such conversion and (ii) in the event of (a) a Change of Control (as defined in the Partnership Agreement Amendment) of us prior to June 17, 2017 or (b) our voluntary liquidation, dissolution or winding up, to convert all or any portion of the Class A preferred units held by such Class A preferred unitholders into common units, at the then applicable Conversion Ratio, subject to payment of any accrued but unpaid distributions to the date of conversion.

At any time following June 17, 2017, subject to certain liquidity requirements set forth in the Partnership Agreement Amendment, if the volume-weighted average trading price of the common units on the national securities exchange on which the common units are then listed (the “VWAP Price”) for 20 trading days over the 30-trading day period ending on the close of trading on the day immediately preceding the date notice is given by us of election of our conversion right is greater than the quotient of (i) $37.65 divided by (ii) the then applicable Conversion Ratio, our general partner, in its sole discretion, may convert all or a portion of the outstanding Class A preferred units into common units, at the then applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions to the date of conversion. Also, beginning on the date on which all Class A preferred units have been issued, subject to certain liquidity requirements set forth in the Partnership Agreement Amendment, if the VWAP Price of the common units for 20 trading days over the 30-trading day period ending on the close of trading on the day immediately preceding the date notice is given by us of the exercise of our conversion right is greater than the quotient of (i) $25.10 divided by (ii) the then applicable Conversion Ratio, our general partner, in its sole discretion, may convert all, but not less than all, of the outstanding Class A preferred units into a number of common units equal to (a) prior to June 17, 2017, the Special Conversion Amount (as defined in the Partnership Agreement Amendment) and (b) on or after June 17, 2017, the Adjusted Conversion Amount (as defined in the Partnership Agreement Amendment).

Rights upon a Change of Control

In the event a Cash COC Event (as defined in the Partnership Agreement Amendment), the Class A preferred unitholders shall convert the outstanding Class A preferred units into common units immediately prior to the closing of such Cash COC Event at a conversion ratio equal to the greater of (i) the then applicable Conversion Ratio and (ii) the quotient of (1) the product of (a) $25.10 multiplied by (b) the Cash COC Conversion Premium (as defined in the Partnership Agreement Amendment), divided by (2) the VWAP Price of the common units for the 10 consecutive trading days ending immediately prior to the date of closing of the Cash COC Event, subject to a $1.00 per unit floor on common units received, subject to the payment of any accrued but unpaid distributions to the date of conversion.

If a Change of Control (other than a Cash COC Event) occurs, then each Class A preferred unitholder shall, at its sole discretion:

(i) convert its Class A preferred units into common units, at the then applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions to the date of conversion;

(ii) if we are not the surviving entity and the consideration per common unit exceeds $1.00, require us to use our best efforts to deliver to such Class A preferred unitholders a mirror security to the Class A preferred units in the surviving entity, which security shall have substantially similar terms, including with respect to economics and structural protections, as the Class A preferred units, provided, that if we are not able to deliver such a mirror security, such Class A preferred unitholders shall be entitled to (a) take any action otherwise permitted by clause (i) above or clauses (iii) or (iv) below or (b) convert the Class A preferred units held by such Class A preferred unitholders into a number of common units based on a conversion ratio described in the Partnership Agreement Amendment;

(iii) if we are the surviving entity and the consideration per common unit exceeds $1.00, continue to hold its Class A preferred units; or

(iv) require us to redeem its Class A preferred units at a price of $25.35 per Class A preferred unit, plus accrued and unpaid distributions to the date of such redemption (which redemption may be paid, in the sole discretion of the general partner, in cash or in common units).

Voting

The Class A preferred units have voting rights that are identical to the voting rights of the common units and shall vote with the common units as a single class, with each Class A preferred unit being entitled to one vote for each common unit into which such Class A preferred unit is convertible at the then-applicable Conversion Ratio, except that the Class A preferred units (subject to certain exclusions) shall be entitled to vote as a separate class on any matter on which all unitholders are entitled to vote that adversely affects the rights, powers, privileges or preferences of the Class A preferred units in relation to our other securities. Subject to certain exceptions, (i) if (A) the three largest Class A preferred unitholders, together with all affiliates of such Class A preferred unitholders that hold Class A preferred units, collectively constitute at least two-thirds (2/3) of the Outstanding Class A preferred units and (B) GSO COF II Holdings Partners LP and Magnetar Financial LLC, and each of their respective affiliates, collectively own at least 35% of the outstanding Class A preferred units, then the approval of at least two-thirds (2/3) of the outstanding Class A preferred units (subject to certain exclusions) shall be required to approve any matter for which the Class A preferred unitholders are entitled to vote as a separate class, and otherwise, (ii) the approval of a majority of the outstanding Class A preferred units (subject to certain exclusions) shall be required to approve any matter for which the Class A preferred unitholders are entitled to vote as a separate class (each of (i) and (ii), a “Class A Voting Threshold”).

Transfer Agent and Registrar

Our general partner serves as transfer agent and registrar for the Class A preferred units. You may contact our general partner at our principal business address. Our general partner may cause us to designate another transfer agent and registrar for the Class A preferred units. If we designate another transfer agent and registrar, the name and contact information for such transfer agent and registrar will be provided in a prospectus supplement or in a document we incorporate by reference herein.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions to Class A Preferred Units

The Class A preferred units are entitled to the Class A Preferred Distribution of $0.5804 per quarter, subject to certain adjustments described in the Partnership Agreement Amendment. During the Initial Distribution Period, the Class A Preferred Distribution shall be paid, in the sole discretion of our general partner, in additional Class A preferred units, in cash, or in a combination of additional Class A preferred units and cash. After the Initial Distribution Period, the Class A Preferred Distribution must be paid in cash at the Class A Distribution Amount, subject to the certain exceptions described under “Description of the Class A Preferred Units—Distributions” above. We will not declare or make any distributions in respect of any Junior Securities (as defined in the Partnership Agreement Amendment and which includes our common units) or any Parity Securities (as defined in the Partnership Agreement Amendment), subject to certain limited exceptions, unless and until all accrued and unpaid distributions on the Class A preferred units have been paid in full in cash.

Distributions of Available Cash

General

Subject to the payment of distributions to the Class A preferred units described above, our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to common unitholders of record on the applicable record date.

Definition of Available Cash

Available cash, for any quarter, consists of all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for future distributions to our partners for any one or more of the next four quarters;

•	plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to our unitholders. Under our partnership agreement, working capital borrowings are borrowings that are made under a credit agreement, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings.

General Partner Interest

Our general partner is not entitled to distributions on its non-economic general partner interest.

PROVISIONS OF OUR PARTNERSHIP AGREEMENT RELATING TO CASH DISTRIBUTIONS

Set forth below is a summary of the significant provisions of our partnership agreement that relate to cash distributions.

Distributions to Class A Preferred Units

The Class A preferred units are entitled to the Class A Preferred Distribution of $0.5804 per quarter, subject to certain adjustments described in the Partnership Agreement Amendment. During the Initial Distribution Period, the Class A Preferred Distribution shall be paid, in the sole discretion of our general partner, in additional Class A preferred units, in cash, or in a combination of additional Class A preferred units and cash. After the Initial Distribution Period, the Class A Preferred Distribution must be paid in cash at the Class A Distribution Amount, subject to the certain exceptions described under “Description of the Class A Preferred Units—Distributions” above. We will not declare or make any distributions in respect of any Junior Securities (as defined in the Partnership Agreement Amendment and which includes our common units) or any Parity Securities (as defined in the Partnership Agreement Amendment), subject to certain limited exceptions, unless and until all accrued and unpaid distributions on the Class A preferred units have been paid in full in cash.

Distributions of Available Cash

General

Subject to the payment of distributions to the Class A preferred units described above, our partnership agreement requires that, within 45 days after the end of each quarter, we distribute all of our available cash to common unitholders of record on the applicable record date.

Definition of Available Cash

Available cash, for any quarter, consists of all cash and cash equivalents on hand at the end of that quarter:

•	less, the amount of cash reserves established by our general partner to:

•	provide for the proper conduct of our business;

•	comply with applicable law, any of our debt instruments or other agreements; or

•	provide funds for future distributions to our partners for any one or more of the next four quarters;

•	plus, if our general partner so determines, all or a portion of cash on hand on the date of determination of available cash for the quarter resulting from working capital borrowings made after the end of the quarter.

The purpose and effect of the last bullet point above is to allow our general partner, if it so decides, to use cash from working capital borrowings made after the end of the quarter but on or before the date of determination of available cash for that quarter to pay distributions to our unitholders. Under our partnership agreement, working capital borrowings are borrowings that are made under a credit agreement, commercial paper facility or similar financing arrangement, and in all cases are used solely for working capital purposes or to pay distributions to partners and with the intent of the borrower to repay such borrowings within twelve months from sources other than additional working capital borrowings.

General Partner Interest

Our general partner is not entitled to distributions on its non-economic general partner interest.

Incentive Distribution Rights

CEQP holds incentive distribution rights (“IDRs”) that entitle it to receive 50.0% of the cash we distribute from operating surplus (as defined below) in excess of the initial quarterly distribution. Any such distribution would be in addition to any distributions that CEQP may receive on any common units that it owns.

Operating Surplus and Capital Surplus

General

All cash distributed will be characterized as either “operating surplus” or “capital surplus.” Our partnership agreement requires that we distribute available cash from operating surplus differently than available cash from capital surplus.

Operating Surplus

We define operating surplus as:

•	$55 million (as described below); plus

•	all of our cash receipts, excluding cash from interim capital transactions (as defined below under “—Capital Surplus”); plus

•	working capital borrowings made after the end of the period but on or before the date of determination of operating surplus for the period; plus

•	cash distributions paid in respect of equity issued (including incremental distributions on incentive distribution rights), to finance all or a portion of expansion capital expenditures in respect of the period from such financing until the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; plus

•	cash distributions paid in respect of equity issued (including incremental distributions on incentive distribution rights), to pay interest on debt incurred, or to pay distributions on equity issued, to finance the expansion capital expenditures referred to above, in each case, in respect of the period from such financing until the earlier to occur of the date the capital asset commences commercial service and the date that it is abandoned or disposed of; less

•	all of our operating expenditures (as defined below); less

•	the amount of cash reserves established by our general partner to provide funds for future operating expenditures; less

•	all working capital borrowings not repaid within twelve months after having been incurred; less

•	any loss realized on disposition of an investment capital expenditure.

Capital Surplus

Capital surplus is defined in our partnership agreement as any distribution of available cash in excess of our operating surplus. Accordingly, capital surplus would generally be generated only by the following (which we refer to as “interim capital transactions”):

•	borrowings other than working capital borrowings;

•	sales of our equity and debt securities; and

•	sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets sold in the ordinary course of business or as part of normal retirement or replacement of assets.

Distributions of Available Cash from Operating Surplus

Subject to the payment of distributions to the Class A preferred units described above, our partnership agreement requires that we make distributions of available cash from operating surplus for any quarter in the following manner:

•	first, 100.0% to all common unitholders, pro rata, until we distribute for each common unit an amount equal to the initial quarterly distribution for that quarter; and

•	thereafter, 50.0% to all common unitholders, pro rata, and 50.0% to CEQP in respect of the incentive distribution rights. Please read “—Incentive Distribution Rights” below.

The preceding discussion is based on the assumption that we do not issue additional classes of equity interests.

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made

Subject to the payment of distributions to the Class A preferred units described above, our partnership agreement requires that we make distributions of available cash from capital surplus, if any, in the following manner:

•	first, 100.0% to all common unitholders, pro rata, until we distribute for each common unit that was issued in our initial public offering, an amount of available cash from capital surplus equal to the initial public offering price; and

•	thereafter, we will make all distributions of available cash from capital surplus as if they were from operating surplus.

The preceding paragraph assumes that we do not issue additional classes of equity interests.

Effect of a Distribution from Capital Surplus

Our partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per common unit is referred to as the “unrecovered initial unit price.” Each time a distribution of capital surplus is made, the initial quarterly distribution will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the initial quarterly distribution after any of these distributions are made, it may be easier for CEQP to receive incentive distributions. However, any distribution of capital surplus before the unrecovered initial unit price is reduced to zero cannot be applied to the payment of the initial quarterly distribution.

Once we distribute capital surplus on a common unit issued in the initial public offering in an amount equal to the initial unit price, our partnership agreement specifies that the initial quarterly distribution will be reduced to zero. Our partnership agreement specifies that we then make all future distributions from operating surplus, with 50.0% being paid to the holders of common units and 50.0% to IDR holders.

Adjustment to the Initial Quarterly Distribution

In addition to adjusting the initial quarterly distribution to reflect a distribution of capital surplus, if we combine our common units into fewer common units or subdivide our common units into a greater number of common units, our partnership agreement specifies that the following items will be proportionately adjusted:

•	the initial quarterly distribution; and

•	the unrecovered initial unit price.

For example, if a two-for-one split of the common units should occur, the initial quarterly distribution and the unrecovered initial unit price would each be reduced to 50.0% of its initial level. Our partnership agreement provides that we do not make any adjustment by reason of the issuance of additional units for cash or property.

In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, our partnership agreement specifies that the initial quarterly distribution for each quarter may, in the sole discretion of the general partner, be reduced by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus our general partner’s estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

Distributions of Cash Upon Liquidation

General

If we dissolve in accordance with the partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the IDR holders, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

Manner of Adjustments for Gain

The manner of the adjustment for gain is set forth in the partnership agreement. We will generally allocate any gain to the partners in the following manner:

•	first, in connection with a liquidation, if the per-unit capital account in respect of each Class A preferred unit does not equal or exceed $25.10 plus all accrued and unpaid distributions on such Class A preferred unit up to the Liquidation Date (as defined in the Partnership Agreement Amendment) (the “Liquidation Preference”), gain will be allocated to the Class A preferred units in a manner that will cause, to the maximum extent possible, the per-unit capital account in respect of each Class A preferred unit to equal the Liquidation Preference, or upon the conversion of Class A preferred units into common units, gain will be allocated to the Class A preferred units in a manner that will cause, to the maximum extent possible, the per-unit capital account in respect of each Class A preferred unit to equal the per-unit capital account in respect of common units;

•	second, 100.0% to the common unitholders, pro rata, until the capital account for each common unit is equal to the unrecovered initial unit price; and

•	thereafter, 50.0% to the common unitholders, pro rata, and 50.0% to IDR holders.

Manner of Adjustments for Losses

We will generally allocate any loss to the partners in the following manner:

•	first, 50.0% to common unitholders, pro rata, and 50.0% to IDR holders, until the capital accounts of the IDR holders have been reduced to zero; second, 100.0% to common unitholders, pro rata, until the capital accounts of the common unitholders have been reduced to zero;

•	third, to the Class A preferred unitholders, pro rata, until the capital accounts of the Class A preferred unitholders have been reduced to zero; and

•	thereafter, 100% to the general partner.

Adjustments to Capital Accounts

Our partnership agreement requires that we make adjustments to capital accounts upon the issuance of additional units and upon the conversion of the Class A preferred units into common units. In this regard, our partnership agreement specifies that we allocate any unrealized and, for U.S. federal income tax purposes, unrecognized gain or loss resulting from the adjustments to the common unitholders and IDR holders in the same manner as we allocate gain or loss upon liquidation; provided, however, that the allocations designed to provide the Class A preferred units do not apply to capital account adjustments prior to a conversion or an actual liquidation of the Partnership. In the event that we make positive adjustments to the capital accounts, our partnership agreement requires that we generally allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the partners’ capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

OUR PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our partnership agreement. We will provide prospective investors with a copy of our partnership agreement upon request at no charge.

We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

•	with regard to distributions of available cash, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions”;

•	with regard to the transfer of common units, please read “Description of the Common Units—Transfer of Common Units”; and

•	with regard to allocations of taxable income and taxable loss, please read “Material U.S. Federal Income Tax Consequences.”

Organization and Duration

On November 14, 2011, Inergy Midstream, LLC converted from a Delaware limited liability company to a Delaware limited partnership and changed its name to “Inergy Midstream, L.P.”

On October 7, 2013, the business operations of Inergy Midstream and Legacy CMLP were combined when Legacy CMLP merged with and into Inergy Midstream (the “Crestwood Merger”).

Immediately following the Crestwood Merger, Inergy Midstream changed its name to “Crestwood Midstream Partners LP.”

Crestwood Midstream Partners LP will have a perpetual existence unless terminated pursuant to the terms of its partnership agreement.

Purpose

Our purpose under our partnership agreement is to engage in any business activity that is approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law. However, our general partner may not cause us to engage in any business activity that it determines would be reasonably likely to cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

Although our general partner has the ability to cause us and our subsidiaries to engage in activities other than the business of the operation, development and acquisition of natural gas and NGLs storage and transportation assets and related assets, our general partner may decline to do so free of any duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. Our general partner is generally authorized to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Cash Distributions

Our partnership agreement specifies the manner in which we will make cash distributions to holders of our common units, Class A preferred units and other partnership securities as well as to IDR holders in respect of the incentive distribution rights. For a description of these cash distribution provisions, please read “Provisions of Our Partnership Agreement Relating to Cash Distributions.”

Capital Contributions

Common unitholders are not obligated to make additional capital contributions, except as described below under “—Limited Liability.”

Limited Voting Rights

The following is a summary of the unitholder vote required for each of the matters specified below. Matters that require the approval of a “unit majority” require the approval of a majority of the common units and Class A preferred units voting on an as-if converted basis.

In voting their common units, our general partner and its affiliates will have no fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. The incentive distribution rights may be entitled to vote in certain circumstances.

Issuance of additional units	No approval right for common unitholders. Creation of any class of Senior Securities (as defined in the Partnership Agreement Amendment) requires approval of the Class A preferred unitholders at the then-applicable Class A Voting Threshold. Please read “—Issuance of Additional Interests.”

Amendment of the partnership agreement	Certain amendments may be made by our general partner without the approval of the common unitholders. Other amendments generally require the approval of a unit majority. Certain amendments that impact the Class A preferred units require approval of the Class A preferred unitholders at the then-applicable Class A Voting Threshold. Please read “—Amendment of the Partnership Agreement.”

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. A Change of Control in which consideration to be received by the common unitholders has a value of less than $1.00 per common unit requires approval of the Class A preferred unitholders at the then-applicable Class A Voting Threshold. Please read “—Merger, Consolidation, Conversion, Sale or Other Disposition of Assets.”

Dissolution of our partnership	Unit majority. Please read “—Dissolution.”

Continuation of our business upon dissolution	Unit majority. Please read “—Dissolution.”

Election to be treated as a corporation for U.S. federal tax law purposes	Unanimous approval of the holders of the Class A preferred units. Please read “—Amendment of the Partnership Agreement—Opinion of Counsel and Unitholder Approval.”

Withdrawal of our general partner	No approval right. Please read “—Withdrawal or Removal of Our General Partner.”

Removal of our general partner	Not less than 66 2⁄3% of the outstanding common units, including common units held by our general partner and its affiliates. Please read “—Withdrawal or Removal of Our General Partner.”

Transfer of our general partner interest	No approval right. Please read “—Transfer of General Partner Interest.”

Transfer of incentive distribution rights	No approval right. Please read “—Transfer of Incentive Distribution Rights.”

Transfer of ownership interests in our general partner	No approval right. Please read “—Transfer of Ownership Interests in the General Partner.”

If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply (i) (A) to any person or group that acquires the units directly from our general partner or its affiliates, (B) to any transferees of that person or group approved by our general partner or (C) to any person or group who acquires the units with the specific prior approval of our general partner, or (ii) (A) with respect to matters as to which the Class A preferred units vote as a separate class and (B) with respect to matters as to which the Class A preferred units vote together with the common units as a single class, provided that, such Class A preferred unitholder would not beneficially own 20% or more of the common units, determined on an as-converted basis at the then-applicable Conversion Ratio.

Applicable Law; Forum, Venue and Jurisdiction

Our partnership agreement is governed by Delaware law. Our partnership agreement requires that any claims, suits, actions or proceedings:

•	arising out of or relating in any way to the partnership agreement (including any claims, suits, actions or proceedings to interpret, apply or enforce the provisions of our partnership agreement or the duties, obligations or liabilities among limited partners or of limited partners to us, or the rights or powers of, or restrictions on, the limited partners or us);

•	brought in a derivative manner on our behalf;

•	asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of us or our general partner, or owed by our general partner, to us or the limited partners;

•	asserting a claim arising pursuant to any provision of the Delaware Act; or

•	asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware, in each case regardless of whether such claims, suits, actions or proceedings sound in contract, tort, fraud or otherwise, are based on common law, statutory, equitable, legal or other grounds, or are derivative or direct claims. By purchasing a common unit, a limited partner is irrevocably consenting to these limitations and provisions regarding claims, suits, actions or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware in connection with any such claims, suits, actions or proceedings.

Limited Liability

Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that it otherwise acts in conformity with the provisions of our partnership agreement, such limited partner’s liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital such limited partner is obligated to contribute to us for its common units plus its share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by our limited partners as a group:

•	to remove or replace our general partner;

•	to approve some amendments to our partnership agreement; or

•	to take other action under our partnership agreement;

constituted “participation in the control” of our business for the purposes of the Delaware Act, then our limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us under the reasonable belief that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for this type of a claim in Delaware case law.

Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years.

Limitations on the liability of members or limited partners for the obligations of a limited liability company or limited partnership have not been clearly established in many jurisdictions. If, by virtue of our ownership interest in our subsidiaries or otherwise, it were determined that we were conducting business in any jurisdiction without compliance with the applicable limited liability company or limited partnership statute, or that the right or exercise of the right by our limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement, or to take other action under our partnership agreement constituted “participation in the control” of our business for purposes of the statutes of any relevant jurisdiction, then our limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as our general partner under the circumstances. We will operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of our limited partners.

Issuance of Additional Interests

Our partnership agreement authorizes us to issue an unlimited number of additional partnership interests for the consideration and on the terms and conditions determined by our general partner without the approval of the common unitholders. However, the affirmative vote of the Class A preferred unitholders at the then-applicable Class A Voting Threshold is required prior to the creation of any class of Senior Securities.

It is possible that we will fund acquisitions through the issuance of additional common units or other partnership interests. Holders of any additional common units we issue will be entitled to share equally with the then-existing common unitholders in our distributions of available cash. In addition, the issuance of additional common units or other partnership interests may dilute the value of the interests of the then-existing common unitholders in our net assets.

In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit our subsidiaries from issuing equity interests, which may effectively rank senior to the common units.

If we issue additional partnership interests (other than the issuance of partnership interests issued in connection with a reset of the initial quarterly distribution or the issuance of partnership interests upon conversion of outstanding partnership securities), our general partner will have the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership interests whenever, and on the same terms that, we issue partnership interests to persons other than our general partner and its affiliates, to the extent necessary to maintain the aggregate percentage interest of the general partner and its affiliates, including such interest represented by common units, that existed immediately prior to each issuance.

The common unitholders will not have preemptive rights under our partnership agreement to acquire additional common units or other partnership interests. The Class A preferred unitholders, however, do have preemptive rights with respect to any Parity Securities (as defined in the Partnership Agreement Amendment).

Amendment of the Partnership Agreement

General

Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner will have no duty or obligation to propose any amendment and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interests of us or our limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner is required to seek written approval of the holders of the number of units required to approve the amendment or to call a meeting of our limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority. In addition, the affirmative vote of the Class A preferred unitholders at the then-applicable Class A Voting Threshold is required prior to amending the partnership agreement in any manner that (i) alters or changes the rights, powers, privileges or preferences or duties and obligations of the Class A preferred units in any material respect, (ii) subject to certain exceptions, increases or decreases the authorized number of Class A preferred units, or (iii) otherwise adversely affects the Class A preferred units, including the creation of any class of Senior Securities.

Prohibited Amendments

No amendment may be made that would:

•	enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

•	enlarge the obligations of, restrict, change or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which consent may be given or withheld in its sole discretion.

The provision of our partnership agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding common units (including common units owned by our general partner and its affiliates).

No Unitholder Approval

Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner to reflect:

•	a change in our name, the location of our principal place of business, our registered agent or our registered office;

•	the admission, substitution, withdrawal or removal of partners in accordance with our partnership agreement;

•

a change that our general partner determines to be necessary or appropriate to qualify or continue our qualification as a limited partnership or other entity in which the limited partners have limited liability under the laws of any state or to ensure that neither we nor any of our subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for U.S. federal income tax purposes (to the extent not already so treated or taxed);

•	an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940 or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our general partner determines to be necessary or appropriate in connection with the creation, authorization or issuance of additional partnership interests or the right to acquire partnership interests;

•	any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

•	any amendment that our general partner determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, joint venture, limited liability company or other entity, as otherwise permitted by our partnership agreement;

•	a change in our fiscal year or taxable year and related changes;

•	conversions into, mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the conversion, merger or conveyance other than those it receives by way of the conversion, merger or conveyance; or

•	any other amendments substantially similar to any of the matters described in the clauses above.

In addition, our general partner may make amendments to our partnership agreement, without the approval of any limited partner, if our general partner determines that those amendments:

•	do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

•	are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

•	are required to effect the intent expressed in the final prospectus related to our initial public offering or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Unitholder Approval

For amendments of the type not requiring unitholder approval, our general partner will not be required to obtain an opinion of counsel that an amendment will neither result in a loss of limited liability to the limited partners nor result in our being treated as a taxable entity for federal income tax purposes in connection with any of the amendments. However, unanimous approval of the holders of the Class A preferred units is required prior to our making an election to be treated as a taxable entity for federal income tax purposes. No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners.

In addition to the above restrictions, any amendment that our general partner determines adversely affects in any material respect one or more particular classes of limited partners will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of limited partners that our general partner determines are not adversely affected in any material respect, except that the affirmative vote of the Class A preferred unitholders at the then-applicable Class A Voting Threshold is required prior to the creation of any class of Senior Securities. Any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected, and to the extent such amendment would adversely affect any Class A preferred unitholder in a disproportionate manner, consent of such Class A preferred unitholder would also be required. Any amendment that reduces the voting percentage required to take any action other than to remove the general partner or call a meeting of unitholders is required to be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced. Any amendment that would increase the percentage of units required to remove the general partner or call a meeting of unitholders must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the percentage sought to be increased.

Merger, Consolidation, Conversion, Sale or Other Disposition of Assets

A merger, consolidation or conversion of us requires the prior consent of our general partner. However, our general partner will have no duty or obligation to consent to any merger, consolidation or conversion and may decline to do so free of any fiduciary duty or obligation whatsoever to us or our limited partners, including any duty to act in good faith or in the best interest of us or our limited partners.

In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of a unit majority, from causing us to sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation or other combination. Our general partner may, however, mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of a unit majority. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval. Finally, our general partner may consummate any merger, consolidation or conversion without the prior approval of our unitholders if we are the surviving entity in the transaction, our general partner has received an opinion of counsel regarding limited liability and tax matters, the transaction would not result in a material amendment to the partnership agreement (other than an amendment that the general partner could adopt without the consent of other partners), each of our units will be an identical unit of our partnership following the transaction and the partnership securities to be issued do not exceed 20% of our outstanding partnership interests (other than incentive distribution rights) immediately prior to the transaction.

If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity, if the sole purpose of that conversion, merger or conveyance is to effect a mere change in our legal form into another limited liability entity, we have received an opinion of counsel regarding limited liability and tax matters and the governing instruments of the new entity provide our limited partners and our general partner with the same rights and obligations as contained in our partnership agreement. Our unitholders are not entitled to dissenters’ rights of appraisal under our partnership agreement or applicable Delaware law in the event of a merger, consolidation or conversion, a sale of substantially all of our assets or any other similar transaction or event.

If a Change of Control (other than a Cash COC Event) occurs, then each Class A preferred unitholder shall, at its sole discretion: (i) convert its Class A preferred units into common units, at the then applicable Conversion Ratio, subject to the payment of any accrued but unpaid distributions to the date of conversion; (ii) if we are not the surviving entity and the consideration per common unit exceeds $1.00, require us to use our best efforts to deliver to such Class A preferred unitholders a mirror security to the Class A preferred units in the surviving entity, which security shall have substantially similar terms, including with respect to economics and structural protections, as the Class A preferred units, provided, that if we are not able to deliver such a mirror security, such Class A preferred unitholders shall be entitled to (a) take any action otherwise permitted by clause (i) above or clauses (iii) or (iv) below or (b) convert the Class A preferred units held by such Class A preferred unitholders into a number of common units based on a conversion ratio described in the Partnership Agreement Amendment; (iii) if we are the surviving entity and the consideration per common unit exceeds $1.00, continue to hold its Class A preferred units; or (iv) require us to redeem its Class A preferred units at a price of $25.35 per Class A preferred unit, plus accrued and unpaid distributions to the date of such redemption (which redemption may be paid, in the sole discretion of the general partner, in cash or in common units). A Change of Control in which the consideration to be received per common unit has a value of less than $1.00 shall require the approval of the Class A preferred units at the then-applicable Class A Voting Threshold.

Dissolution

We will continue as a limited partnership until dissolved under our partnership agreement. We will dissolve upon:

•	the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

•	there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

•	the entry of a decree of judicial dissolution of our partnership pursuant to the provisions of the Delaware Act; or

•	the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or its withdrawal or removal following the approval and admission of a successor.

Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of a unit majority, subject to our receipt of an opinion of counsel to the effect that:

•	the action would not result in the loss of limited liability under Delaware law of any limited partner; and

•	neither our partnership nor any of our subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for U.S. federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

Upon our dissolution, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in “Provisions of Our Partnership Agreement Relating to Cash Distributions—Distributions of Cash Upon Liquidation.” The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

At any time, our general partner may withdraw as our general partner without first obtaining approval of any unitholder by giving 90 days’ written notice, and that withdrawal will not constitute a violation of our partnership agreement.

Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a unit majority may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read “—Dissolution.”

Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2⁄3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units. The ownership of more than 33 1⁄3% of the outstanding units by our general partner and its affiliates gives them the ability to prevent our general partner’s removal.

Under circumstances where our general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest and the incentive distribution rights of the departing general partner and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. If the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner’s general partner interest and all its and its affiliates’ incentive distribution rights will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for our benefit by the departing general partner or its affiliates.

Transfer of General Partner Interest

At any time, our general partner may transfer all or any of its general partner interest to another person without the approval of our common unitholders. As a condition of this transfer, the transferee must assume, among other things, the rights and duties of our general partner, agree to be bound by the provisions of our partnership agreement and furnish an opinion of counsel regarding limited liability and tax matters.

Transfer of Ownership Interests in the General Partner

At any time, CEQP may sell or transfer all or part of its ownership interests in our general partner to an affiliate or third party without the approval of our common unitholders.

Transfer of Incentive Distribution Rights

At any time, CEQP may sell or transfer all or part of its incentive distribution rights to an affiliate or third party without the approval of our common unitholders.

Upon the transfer of incentive distribution rights in accordance with our partnership agreement, each transferee of incentive distribution rights will be admitted as a limited partner with respect to the incentive distribution rights transferred when such transfer and admission is reflected in our books and records. Each transferee:

•	represents that the transferee has the capacity, power and authority to become bound by our partnership agreement;

•	automatically becomes bound by the terms and conditions of our partnership agreement; and

•	gives the consents, waivers and approvals contained in our partnership agreement, such as the approval of all transactions and agreements we are entering into in connection with this offering.

In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a limited partner for the transferred incentive distribution rights. Our general partner will cause any transfers to be recorded on our books and records no less frequently than quarterly.

Until an incentive distribution right has been transferred on our books, we may treat the record holder of the right as the absolute owner for all purposes, except as otherwise required by law.

We may, at our discretion, treat the nominee holder of incentive distribution rights as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

Incentive distribution rights are securities, and any transfers of incentive distribution rights are subject to the laws governing the transfer of securities.

Change of Management Provisions

Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Crestwood Midstream GP LLC as our general partner or from otherwise changing our management. Please read “—Withdrawal or Removal of Our General Partner” for a discussion of certain consequences of the removal of our general partner. If any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply in certain circumstances. Please read “—Meetings; Voting.”

Limited Call Right

If at any time our general partner and its affiliates own more than 85% of our then-issued and outstanding limited partner interests of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or beneficial owners or to us, to acquire all, but not less than all, of the limited partner interests of the class held by unaffiliated persons, as of a record date to be selected by our general partner, on at least 10 but not more than 60 days’ notice. The purchase price in the event of this purchase is the greater of:

•	the average of the daily closing prices per limited partner interest of the class purchased for the 20 consecutive trading days immediately prior to the date three days before the date our general partner first mails notice of its election to purchase those limited partner interests; and

•	the highest price paid by our general partner or any of its affiliates for any limited partner interests of the class purchased during the 90-day period preceding the date that the notice is mailed.

As a result of our general partner’s right to purchase outstanding limited partner interests, a holder of limited partner interests may have its limited partner interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a common unitholder may anticipate the market price to be in the future. The U.S. federal income tax consequences to a common unitholder of the exercise of this call right are the same as a sale by that unitholder of its common units in the market. Please read “Material U.S. Federal Income Tax Consequences—Disposition of Units.” In the event that our general partner or any affiliate of our general partner exercises its right to purchase all of the outstanding common units, it will result in the occurrence of a Cash COC Event, as described under “Description of the Class A Preferred Units—Rights Upon a Change of Control” above.

Non-Taxpaying Holders; Redemption

To avoid any adverse effect on the maximum applicable rates chargeable to customers by us or any of our future subsidiaries, or in order to reverse an adverse determination that has occurred regarding such maximum rate, our partnership agreement provides our general partner the power to amend the agreement. If our general partner, with the advice of counsel, determines that our not being treated as an association taxable as a corporation or otherwise taxable as an entity for U.S. federal income tax purposes, coupled with the tax status (or lack of proof thereof) of one or more of our limited partners, has, or is reasonably likely to have, a material adverse effect on the maximum applicable rates chargeable to customers by our subsidiaries, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the U.S. federal income tax status of our limited partners (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose tax status has or is reasonably likely to have a material adverse effect on the maximum applicable rates or who fails to comply with the procedures instituted by our general partner to obtain proof of the U.S. federal income tax status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Non-Citizen Assignees; Redemption

If our general partner, with the advice of counsel, determines we are subject to U.S. federal, state or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property that we have an interest in because of the nationality, citizenship or other related status of any limited partner, then our general partner may adopt such amendments to our partnership agreement as it determines necessary or advisable to:

•	obtain proof of the nationality, citizenship or other related status of our limited partners (and their owners, to the extent relevant); and

•	permit us to redeem the units held by any person whose nationality, citizenship or other related status creates substantial risk of cancellation or forfeiture of any property or who fails to comply with the procedures instituted by the general partner to obtain proof of the nationality, citizenship or other related status. The redemption price in the case of such a redemption will be the average of the daily closing prices per unit for the 20 consecutive trading days immediately prior to the date set for redemption.

Meetings; Voting

Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, record holders of units on the record date will be entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited.

Each record holder of a unit has a vote according to its percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read “—Issuance of Additional Interests.” However, if at any time any person or group, other than our general partner and its affiliates, acquires beneficial ownership of 20% or more of any class of units, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of common unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. This loss of voting rights does not apply (i) (A) to any person or group that acquires the units directly from our general partner or its affiliates, (B) to any transferees of that person or group approved by our general partner or (C) to any person or group who acquires the units with the specific prior approval of our general partner, or (ii) (A) with respect to matters as to which the Class A preferred units vote as a separate class and (B) with respect to matters as to which the Class A preferred units vote together with the common units as a single class, provided that, such Class A preferred unitholder would not beneficially own 20% or more of the common units, determined on an as-converted basis at the then-applicable Conversion Ratio. Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Any notice, demand, request, report or proxy material required or permitted to be given or made to record common unitholders under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Voting Rights of Incentive Distribution Rights

If a majority of the incentive distribution rights are held by CEQP and its affiliates, the holders of the incentive distribution rights will have no right to vote in respect of such rights on any matter, unless otherwise required by law, and the holders of the incentive distribution rights, in their capacity as such, shall be deemed to have approved any matter approved by our general partner.

If less than a majority of the incentive distribution rights are held by CEQP and its affiliates, the incentive distribution rights will be entitled to vote on all matters submitted to a vote of common unitholders, other than amendments and other matters that our general partner determines do not adversely affect the holders of the incentive distribution rights in any material respect. On any matter in which the holders of incentive distribution rights are entitled to vote, such holders will vote together with the common units as a single class, and such incentive distribution rights shall be treated in all respects as common units when sending notices of a meeting of our limited partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under our partnership agreement. The relative voting power of the holders of the incentive distribution rights and common units will be set in the same proportion as cumulative cash distributions, if any, in respect of the incentive distribution rights for the four consecutive quarters prior to the record date for the vote bears to the cumulative cash distributions in respect of common units for such four quarters.

Status as Limited Partner

By transfer of any class of units in accordance with our partnership agreement, each transferee of units shall be admitted as a limited partner with respect to the units transferred when such transfer and admission are reflected in our books and records. Except as described above under “—Limited Liability,” the common units and the Class A preferred units will be fully paid, and the common unitholders and Class A preferred unitholders will not be required to make additional contributions.

Indemnification

Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

•	our general partner;

•	any departing general partner;

•	any person who is or was an affiliate of our general partner or any departing general partner;

•	any person who is or was a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of the partnership, our subsidiaries, our general partner, any departing general partner or any of their affiliates;

•	any person who is or was serving as a manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of another person owing a fiduciary duty to us or our subsidiaries;

•	any person who controls our general partner or any departing general partner; and

•	any person designated by our general partner.

Any indemnification under these provisions will only be out of our assets. Unless our general partner otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance covering liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable.

Reimbursement of Expenses

Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. Our partnership agreement does not limit the amount of expenses for which our general partner and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our general partner by its affiliates. Our general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

Our general partner is required to keep appropriate books of our business at our principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis. For tax and fiscal reporting purposes, our fiscal year is the calendar year.

We will furnish or make available to record holders of our common units, within 105 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent registered public accounting firm. Except for our fourth quarter, we will also furnish or make available summary financial information within 50 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website which we maintain.

We will furnish each record holder of a unit with information reasonably required for U.S. federal and state tax reporting purposes within 90 days after the close of each calendar year. This information is expected to be furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to our common unitholders will depend on their cooperation in supplying us with specific information. Every common unitholder will receive information to assist such unitholder in determining its U.S. federal and state tax liability and in filing its U.S. federal and state income tax returns, regardless of whether such unitholder supplies us with the necessary information.

Right to Inspect Our Books and Records

Our partnership agreement provides that a limited partner can, for a purpose reasonably related to its interest as a limited partner, upon reasonable written demand stating the purpose of such demand and at such partner’s own expense, have furnished to it:

•	a current list of the name and last known address of each record holder;

•	copies of our partnership agreement, our certificate of limited partnership and related amendments and any powers of attorney under which they have been executed;

•	information regarding the status of our business and our financial condition; and

•	any other information regarding our affairs as our general partner determines is just and reasonable.

Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests, could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units or other limited partner interests proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of Crestwood Midstream GP LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

On June 17, 2014, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling unitholders and agreed to register the common units issuable upon conversion of the Class A preferred units, including the common units issuable upon conversion of Class A preferred units that we may issue as payment in kind to the selling unitholders. Also, pursuant to the Registration Rights Agreement, under certain limited circumstances, the selling unitholders have the option, by providing written notice to us, to require us to prepare and file a registration statement under the Securities Act to permit the public resale of the Class A preferred units. In certain circumstances, the selling unitholders will have piggyback registration rights as described in the Registration Rights Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated July 10, 2014, by and among the Partnership, the General Partner and the Managers named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Midstream GP LLC, its General Partner

Date: July 10, 2014	By:	/s/ Michael J. Campbell
Michael J. Campbell
Senior Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

1.1	Equity Distribution Agreement, dated July 10, 2014, by and among the Partnership, the General Partner and the Managers named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P., relating to tax matters.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).